EXHIBIT 99.1

AVIS BUDGET GROUP’S PENDING ACQUISITION OF ZIPCAR
RECEIVES U.S. ANTITRUST CLEARANCE

PARSIPPANY, N.J. and CAMBRIDGE, Mass., February 12, 2013 – Avis Budget Group, Inc. (NASDAQ:CAR) and Zipcar, Inc. (NASDAQ: ZIP), the world’s leading car sharing network, today announced that the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on February 11, 2013 in connection with Avis Budget’s previously announced agreement to acquire Zipcar.  The closing of the transaction remains subject to other customary conditions, including approval by Zipcar shareholders and review by UK competition authorities.

The companies currently expect Avis Budget Group's acquisition of Zipcar to be completed in March or April 2013.

About Avis Budget Group, Inc.
Avis Budget Group, Inc. is a leading global provider of vehicle rental services through its Avis and Budget brands, with more than 10,000 rental locations in approximately 175 countries around the world.  Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world.  Avis Budget Group has approximately 28,000 employees and is headquartered in Parsippany, N.J.  More information is available at www.avisbudgetgroup.com.

About Zipcar, Inc.
Zipcar is the world’s leading car sharing network, with more than 760,000 members and over 10,000 vehicles in urban areas and college campuses throughout the United States, Canada, the United Kingdom, Spain and Austria.  Zipcar offers more than 30 makes and models of self-service vehicles by the hour or day to residents and businesses looking for an alternative to the high costs and hassles of owning a car.  More information is available at www.zipcar.com.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Avis Budget Group or Zipcar to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast" and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are based upon then current assumptions and expectations and are generally forward-looking in nature and not historical facts.  Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements.

There can be no assurance that the proposed acquisition of Zipcar will occur as currently contemplated, or at all, or that the expected benefits from the transaction will be realized on the timetable currently contemplated, or at all.  Additional risks and uncertainties relating to the proposed acquisition of Zipcar include, but are not limited to, uncertainties as to the satisfaction of closing conditions to the acquisition, including timing and receipt of regulatory approvals, timing and receipt of approval by the shareholders of Zipcar, the respective parties’ performance of their obligations under the merger agreement relating to the acquisition, the status of capital markets, including availability and cost of capital, and other factors affecting the execution of the transaction.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Avis Budget's Annual Report on Form 10-K for the year ended December 31, 2011 and Zipcar’s Annual Report on Form 10-K for the year ended December 31, 2011, included under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Avis Budget’s and Zipcar’s most recently filed Form 10-Q, and in other filings and furnishings made by Avis Budget and Zipcar with the Securities and Exchange Commission from time to time.  Other unknown or unpredictable factors could also have material adverse effects on Avis Budget’s or Zipcar’s performance or achievements.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.  Avis Budget and Zipcar undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Additional Information
In connection with the meeting of Zipcar shareholders to be held with respect to the proposed merger, Zipcar has filed a definitive proxy statement with the SEC.  INVESTORS AND SECURITYHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY ZIPCAR WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The definitive proxy statement has been mailed to the shareholders of Zipcar seeking their approval of the proposed merger. Investors and security holders may also obtain a free copy of the definitive proxy statement and other relevant documents filed by Zipcar with the SEC from the SEC’s website at http://www.sec.gov and from Zipcar by directing a request to Zipcar, Inc., 25 First Street, 4th Floor, Cambridge, MA 02141, Attention:  Investor Relations.

Zipcar and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Zipcar shareholders in connection with the proposed merger.  Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Zipcar directors and executive officers by reading Zipcar’s proxy statement for its 2012 annual meeting of shareholders, which was filed with the SEC on April 12, 2012.  Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the definitive proxy statement filed by Zipcar with the SEC in connection with the proposed merger.

Contacts
Avis Budget Group Media Contact:	Avis Budget Group Investor Contact:
John Barrows	Neal Goldner
973-496-7865	973-496-5086
PR@avisbudget.com	IR@avisbudget.com

Zipcar Media Contact:	Zipcar Investor Contacts:
Karen Drake	Jamie Moser / Nick Lamplough
617-336-4323	Joele Frank, Wilkinson Brimmer Katcher
PR@zipcar.com	212-355-4449
jmoser@joelefrank.com /
nlamplough@joelefrank.com

Jonathan Schaffer
The Blueshirt Group
212-871-3953
IR@zipcar.com

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